As filed with the U.S. Securities and Exchange Commission on November 5, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MOHAWK INDUSTRIES, INC. (Exact name of registrant as specified in its charter)

Delaware	52-1604305

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

160 S. Industrial Blvd.
Calhoun, Georgia 30701
(Address, including zip code, of Principal Executive Offices)

Mohawk Industries Retirement Plan 1
Mohawk Industries Retirement Plan 2
(Full titles of the plans)

Copies to:
R. David Patton	Paul J. Nozick
Vice President-Business Strategy, General Counsel and Secretary	Kerry T. Wenzel
Mohawk Industries, Inc.	Alston & Bird LLP
160 S. Industrial Blvd.	One Atlantic Center
Calhoun, Georgia 30701	1201 W. Peachtree Street
(706) 629-7721	Atlanta, Georgia 30309
(Name, address, including zip code, and telephone number, including area code, of agent for service)	Telephone: (404) 881-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company" and "emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated Filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section
7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered		Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value	500,000	(1)(3)	$93.12(4)	$46,560,000(4)	$5,079.70
Common Stock, $0.01 par value	1,500,000	(2)(3)	$93.12(4)	$139,680,000(4)	$15,239.09
Total	2,000,000				$20,318.78

(1)    Amount to be registered consists of 500,000 shares of common stock of Mohawk Industries, Inc. (the “Company”) that may be issued under the Mohawk Industries Retirement Plan 1 (the “Mohawk Retirement Plan 1”). Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) also covers an indeterminate amount of interests to be offered or sold pursuant to the Mohawk Retirement Plan 1.

(2)    Amount to be registered consists of 1,500,000 shares of common stock of the Company that may be issued under the Mohawk Industries Retirement Plan 2 (the “Mohawk Retirement Plan 2” and, together with the Mohawk Retirement Plan 1, the “Plans”). Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Mohawk Retirement Plan 2.

(3)    The amount of common stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Company.

(4)    Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h), based on the average of the high and low prices of the Company’s common stock reported on the New York Stock Exchange on October 29, 2020.

PART I    INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
(a)    The documents constituting Part I of this Registration Statement under the Securities Act will be sent or given to participants in the Plans as specified by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

(b)    Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for any of the above-mentioned information should be directed to R. David Patton, Vice President-Business Strategy, General Counsel and Secretary at the address and telephone number on the cover page of this Registration Statement.

PART II    INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference into this Registration Statement and deemed to be a part hereof:

(1)    The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 28, 2020;

(2)     The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 28, 2020, filed on May 5, 2020, and June 27, 2020, filed on August 6, 2020 and September 26, 2020, filed on October 30, 2020;

(3)    The Company’s Current Reports on Form 8-K, (excluding any information furnished pursuant to Items 2.02 and 7.01), filed on February 27, 2020, April 13, 2020, April 15, 2020, and May 7, 2020, May 12, 2020, May 18, 2020, May 22, 2020, June 12, 2020, July 13, 2020, and October 29, 2020;

(4)    The description of the Company’s common stock contained in its Registration Statement on Form 8-A filed on January 29, 1992, including any amendment or report filed for purposes of updating such description;

(5)    The Mohawk Retirement Plan 1’s Annual Report on Form 11-K for the year ended December 31, 2019;

(6)    The Mohawk Retirement Plan 2’s Annual Report on Form 11-K for the year ended December 31, 2019; and

(7)    All other documents subsequently filed by the Company or the Plans pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold (except for information furnished to the Commission that is not deemed to be “filed” for purposes of the Exchange Act).

Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.
Not Applicable.

Item 5.    Interests of Named Experts and Counsel.
Not Applicable.

Item 6.    Indemnification of Directors and Officers.
Article 11 of the Company’s Restated Certificate of Incorporation contains a provision, permitted by Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), limiting the personal monetary liability of directors for breach of fiduciary duty as a director. This provision and Delaware law provides that the provision does not eliminate or limit liability for:

•    any breach of the director’s duty of loyalty to the Company or its stockholders;
•    acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•    unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided in Section 174 of the DGCL; or
•    any transaction from which the director derived an improper benefit.

Section 145 of the DGCL permits indemnification against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with actions, suits or proceedings in which a director, officer, employee or agent is a party by reason of the fact that he or she is or was such a director, officer, employee or agent, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. However, in connection with actions by or in the right of the corporation, such indemnification is not permitted if such person has been adjudged liable to the corporation unless the court determines that, under all of the circumstances, such person is nonetheless fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Article 12 of the Company’s Restated Certificate of Incorporation provides for such indemnification.

Section 145 of the DGCL also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against any liability that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the corporation whether or not the corporation would have the power to indemnify such persons against such liabilities under the provisions of such sections. The Company has purchased such insurance.

Section 145 of the DGCL further provides that the statutory provision is not exclusive of any other right to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or independent directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Article XII of the Company’s Restated Bylaws contains provisions regarding indemnification that parallel those described above.

Item 7.    Exemption from Registration Claimed.
Not Applicable.

Item 8.    Exhibits.
See Exhibit Index, which is incorporated here by this reference.

Item 9.    Undertakings.
(a)    The undersigned Company hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Exchange Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Company. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Calhoun, State of Georgia, on November 5, 2020.

MOHAWK INDUSTRIES, INC.

                    By:      /s/ Jeffrey S. Lorberbaum
                    Name:    Jeffrey S. Lorberbaum
                    Title:    Chairman and Chief Executive Officer

Mohawk Retirement Plan 1. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Calhoun, State of Georgia, on November 5, 2020.

MOHAWK INDUSTRIES RETIREMENT PLAN 1
                    By:     /s/ Rodney L. Wedemeier
                    Name:    Rodney L. Wedemeier
                    Title:    Senior Vice President – Human Resources
                        Mohawk Industries, Inc.

Mohawk Retirement Plan 2. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Calhoun, State of Georgia, on November 5, 2020.

MOHAWK INDUSTRIES RETIREMENT PLAN 2
                    By:    /s/ Rodney L. Wedemeier
                    Name:    Rodney L. Wedemeier
                    Title:    Senior Vice President – Human Resources
                        Mohawk Industries, Inc.

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jeffrey S. Lorberbaum or R. David Patton his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for him or her, in any and all capacities, to sign any or all amendments to the Registration Statement (including, but not limited to, post-effective amendments), which amendments may make such changes in and additions to the Registration Statement as such attorney-in-fact may deem necessary or appropriate, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Date

/s/ JEFFREY S. LORBERBAUM Jeffrey S. Lorberbaum Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 5, 2020

/s/ FRANK H. BOYKIN Frank H. Boykin Chief Financial Officer and Vice President - Finance (Principal Financial Officer)	November 5, 2020

/s/ JAMES F. BRUNK James F. Brunk Senior Vice President and Corporate Controller (Principal Accounting Officer)	November 5, 2020

/s/ FILIP BALCAEN Filip Balcaen Director	November 5, 2020

/s/ BRUCE C. BRUCKMANN Bruce C. Bruckmann Director	November 5, 2020

/s/ JOHN M. ENGQUIST John M. Engquist Director	November 5, 2020

/s/ JOSEPH A. ONORATO Joseph A. Onorato Director	November 5, 2020

/s/ WILLIAM HENRY RUNGE III William Henry Runge III Director	November 5, 2020

/s/ KAREN A SMITH BOGART Karen A. Smith Bogart Director	November 5, 2020

/s/ W. CHRISTOPHER WELLBORN W. Christopher Wellborn Director	November 5, 2020

EXHIBIT INDEX
TO
REGISTRATION STATEMENT ON FORM S-8

Exhibit
Number    Description

4.1    Restated Certificate of Incorporation of the Company, as amended. (Incorporated herein by reference to Exhibit 3.1 in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.)

4.2    Restated Bylaws of the Company. (Incorporated herein by reference to Exhibit 3.1 in the Company's Report on Form 8-K dated February 19, 2019.)

23.1    Consent of KPMG LLP

23.2    Consents of Warren Averett LLC

24.1    Power of Attorney (included on signature page).

In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5)(ii) of Regulation S-K, the Company hereby undertakes that it has submitted the Plans and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made all changes required by the IRS in order to qualify the Plans under Section 401 of the Internal Revenue Code of 1986, as amended.